SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        AmeriResource Technologies, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                            84-1084784
          --------                                            ----------
(State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

            3440 E. Russell Road, Suite 217, Las Vegas, Nevada 89120
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                            2005 Stock Incentive Plan
                           ----------------------------
                            (Full Title of the Plan)

    Delmar Janovec, 3440 E. Russell Road, Suite 217, Las Vegas, Nevada 89120
   --------------------------------------------------------------------------
            (Name, Address, Including Zip Code, of Agent for Service)

   Telephone number, including area code, of agent for service: (702) 214-4249
                                                                --------------

                         CALCULATION OF REGISTRATION FEE
================================ ==================== ===================== ===================== ==================
                                                      Proposed Maximum      Proposed Maximum
Title of Securities to be        Amount of Shares     Offering Price Per    Aggregate Offering    Amount of
Registered                       to be Registered     Share (1)             Price                 Registration Fee
-------------------------------- -------------------- --------------------- --------------------- ------------------
Common Stock,
par value $0.0001                    25,000,000             $0.00965              $241,250             $28.40
================================ ==================== ===================== ===================== ==================

         (1) Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of April 25, 2005, a date within five business days prior to the date of filing of this registration statement.

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

                                EXPLANATORY NOTE
                                -----------------

         On April 15, 2005, our board of directors adopted a 2005 Stock Incentive Plan of AmeriResource Technologies, Inc. ("Plan").

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed by us with the Commission are hereby incorporated herein by reference:

1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

2. All reports filed by us with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2004.

3. The description and specimen certificate of our common stock, par value $0.0001 ("Common Stock"), contained in our the Exchange Act filings, including any amendment or report filed for the purpose of updating such description.

         Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

         The Common Stock being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's registration statement under the Exchange Act, and is incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

         No expert is named as preparing or certifying all or part of the registration statement to which the prospectus pertains, and no counsel for the Company who is named in the prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us.

Item 6. Indemnification of Directors and Officers.

         Our articles of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, section 145, or any other applicable provision. Generally, Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents from any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation and from judgments, expenses, fines, and settlements so long as such person was acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, or had no reasonable cause to believe that such conduct was unlawful. In addition, our articles of incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by such law. We believe that these provisions are necessary to attract and retain qualified directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or control person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

         Not Applicable.

Item 8. Exhibits.

         The Exhibit Index preceding the exhibits is incorporated by reference herein.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the Requirements of the Securities Act of 1933, as amended, the Registration certifies that it has reasonable grounds to believe that it meets all the requirements for filing on S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada on April 27, 2005.


AMERIRESOURCE TECHNOLOGIES, INC.

/s/ Delmar Janovec
-------------------------
Delmar Janovec, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration Statement has been signed by the following persons in capacities representing the majority of the Registrant's Board of Directors and on the dates indicated.

NAME                       TITLE                                  DATE
/s/ Delmar Janovec         President and Chairman of the Board    April 27, 2005
_____________________      of Directors
Delmar Janovec

                                  EXHIBIT INDEX

ITEM NO.      PAGE NO.        DESCRIPTION

5.1            7              Opinion of  Legal Counsel

10.1           9              AmeriResource 2005 Stock Incentive Plan

23.1           22             Consent of Auditors to utilize independent
                              auditor's report

                                                                     Exhibit 5.1


WOLTJEN                                    4144 N. Central Expressway, Suite 410
                                                             Dallas, Texas 75204
--------------------------------------------------------------------------------
                                                         Telephone: 214-742-5555
LAW FIRM                                                 Facsimile: 214-742-5545
                                               E-mail: woltjenlaw@woltjenlaw.com

April 27, 2005

The Board of Directors
AmeriResource Technologies, Inc.
3440 E. Russell Road, Suite 217
Las Vegas, Nevada 89120

To the Board of Directors of AmeriResource Technologies, Inc.:

AmeriResource Technologies, Inc., a Delaware corporation (the "Company"), has informed Woltjen Law Firm (the "Firm"), of its intention to file on or about April 27, 2005, a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement"), concerning Twenty Five Million (25,000,000) shares (the "Shares") of its common stock, par value $0.0001 ("Common Stock"), with the Securities and Exchange Commission ("SEC"). In connection with the filing of the Registration Statement, you have requested the Firm's opinion regarding the issuance of Common Stock.

You have represented to the Firm that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that the Company is current in filing such reporting requirements with the SEC and that the Company's board of directors has authorized the filing of the Registration Statement. Based on these representations and to the best of the Firm's knowledge, the Firm is of the opinion that the Common Stock will, when sold, be legally issued, fully paid and non-assessable. This Opinion is conditioned upon the above requirements being met.

The opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein, and is further subject to qualifications, exceptions, and limitations set forth below:

     A. The Firm expressly excepts from the opinion set forth herein any opinion or position as to whether or to what extent a Delaware court, or any other court, would apply Delaware law, or the law of any other state or jurisdiction except the federal law of the United States of America, to any particular aspect of the facts, circumstances and transactions that are the subject of the opinion herein contained.

     B. In rendering this opinion, the Firm assumed that the Company is satisfying the various substantive requirements of Form S-8. The Firm, therefore, expressly disclaims any opinion regarding the Company's compliance with such requirements.

     C. The Firm expressly excepts from the opinion set forth herein any opinion concerning the need for compliance by any party, specifically by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Delaware, or any other jurisdiction.

     D. In expressing the opinion set forth herein, the Firm assumed the authenticity and completeness of all corporate documents, records and instruments provided to the Firm by the Company and its representatives. The Firm assumed the accuracy of all statements of fact contained therein. The Firm further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies, or faxed copies, and the correctness of all such documents. This opinion is conditioned on all of these assumptions being correct.

     E. The Firm expressly excepts from the opinion set forth herein any opinion concerning the propriety of any issuance of any shares, or the consideration tendered for such shares, and any opinion concerning the tradability of any shares whether or not issued under the Registration Statement.

     F. The opinion contained herein is rendered as of the date hereof, and the Firm undertakes no obligation to advise of any changes in or any new developments which might affect any matters or opinions set forth herein, and the Firm hereby disclaims any such obligation.

This Opinion may be relied upon by you only in connection with filing of the Registration Statement, and the Firm hereby consents to the use of it as an exhibit to the Registration Statement. This Opinion may not be used or relied upon by you or any other person for any purpose whatsoever, without in each instance the Firm's prior written consent.

Sincerely,


/s/ Woltjen Law Firm
---------------------------------
Woltjen Law Firm

                                                                    Exhibit 10.1

                        AmeriResource Technologies, Inc.
                            2005 STOCK INCENTIVE PLAN


SECTION 1.        General Purpose of the Plan; Definitions

         The name of the plan is the AmeriResource Technologies, Inc. 2005 STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to encourage and enable officers, directors, and employees of AmeriResource Technologies, Inc. (the "Company") and its Subsidiaries and other persons to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

         "Board" means the Board of Directors of the Company.

         "Cause" means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination of the participant's employment for cause, as determined by the Committee.

         "Change of Control" shall have the meaning set forth in Section 15.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Conditioned Stock Award" means an Award granted pursuant to Section 6.

         "Committee" shall have the meaning set forth in Section 2.

         "Disability" means disability as set forth in Section 22(e)(3) of the Code.

         "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

         "Eligible Person" shall have the meaning set forth in Section 4.

         "Fair Market Value" on any given date means the price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ or any of the NASD's quotation systems, or, if the Stock is not quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         "Non-Statutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

         "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

         "Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director or as a member of a committee established by the Board of Directors. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

         "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

         "Performance Share Award" means an Award granted pursuant to Section 8.

         "Stock" means the Common Stock, par value $0.0001 of the Company, subject to adjustments pursuant to Section 3.

         "Stock Appreciation Right" means an Award granted pursuant to Section
9.

         "Subsidiary" means a subsidiary as defined in Section 424 of the Code.

         "Unrestricted Stock Award" means Awards granted pursuant to Section 7.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards

         (a) Committee. The Plan shall be administered by either (i) a committee of the Board consisting of not less than two Directors (the "Committee"), or
(ii) in the absence of a committee, the Board of Directors may act as the Committee at any time. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof. The

Board may establish an additional single-member committee (consisting of an executive officer) that shall have the power and authority to grant Awards to non-executive officers and to make all other determinations under the Plan with respect thereto.

         (b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

                  (i) to select the persons to whom Awards may from time to time be granted;

                  (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

                  (iii) to determine the number of shares to be covered by any Award;

                  (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant's consent;

                  (v) to accelerate the exercisability or vesting of all or any portion of any Award;

                  (vi) subject to the provisions of Section 5(b), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

                  (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

                  (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

                  (ix) to make Awards independent of or in connection with the granting of any other Award under the Plan. Awards may be granted under the Plan to any Eligible Person.

                  (x) to include in any Awards granted under the Plan such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

         All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.        Shares Issuable under the Plan; Mergers; Substitution

         (a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be Twenty Five Million (25,000,000); such number to supplement, and not to replace, any prior plans authorized by the Corporation's board of directors. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

         (b) Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the directors of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Section 3(a) and Section 3(b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

         (c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another Corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing Corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing Corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

SECTION 4. Eligibility.

         Awards may be granted to officers, directors, and employees of and consultants and advisers to the Company or its Subsidiaries ("Eligible Persons"), subject to limitations set forth in Form S-8 of the Securities Act of 1933. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award.


SECTION 5. Stock Options.

         The Committee may grant to Eligible Persons options to purchase stock.

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

         No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the earlier of (i) the date of adoption of the Plan by the Board, or (ii) the date on which the Plan is ratified by the stockholders as set forth in Section 17.

         The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

         (a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

         (c) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                  (i) In cash or by certified or bank check or other instrument acceptable to the Committee;

                  (ii) If permitted by the Committee, in its discretion, in the form of shares of Stock that are not then subject to restrictions and that have been owned by the optionee for a period of at least six months. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                  (iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

                  (iv) The Board of Directors reserves the right to include a cashless exercise provision in any Stock Option issued to a participant; or

                  (v) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

         The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

         (e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (f) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other Plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

SECTION 6. Restricted Stock Awards.

         (a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), including continued employment and/or achievement of pre-established performance goals and objectives.

         (b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

         (c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

         (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

         (e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

         (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. Unrestricted Stock Awards.

         (a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold for past services or other valid consideration.

         (b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. Performance Share Awards

         (a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

SECTION 9. Stock Appreciation Rights

         The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, or (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion) having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised.

SECTION 10. Termination of Stock Options and Stock Appreciation Rights

         (a) Incentive Stock Options:

                  (i) Termination by Death. If any participant's employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such other period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

                  (ii) Termination by Reason of Disability or Normal Retirement.

                           (A) Any Incentive Stock Option held by a participant
                  whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

                           (B) Any Incentive Stock Option held by a participant
                  whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

                           (C) The Committee shall have sole authority and
                  discretion to determine whether a participant's employment has been terminated by reason of Disability or Normal Retirement.

                           (D) Except as otherwise provided by the Committee at
                  the time of grant, the death of a participant during a period provided in this Section 10(a)(ii) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

                  (iii) Termination for Cause. If any participant's employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

                  (iv) Other Termination. Unless otherwise determined by the Committee, if a participant's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such other period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.


SECTION 11. Tax Withholding.

         (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant for a period of at least six months and with an aggregate Fair Market Value (as of the date the minimum withholding is effected) that would satisfy the withholding amount due.


SECTION 12. Transfer, Leave of Absence, Etc.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

         (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13. Amendments and Termination

         The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the directors of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code.

SECTION 14. Status of Plan

         With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15. Change of Control Provisions

         Upon the occurrence of a Change of Control as defined in this Section
15:

         (i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

         (ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

         (iii) each outstanding Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that
(x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

         (b) "Change of Control" shall mean the occurrence of any one of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit Plan of the Company, or any Corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                  (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other Corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (iii) the stockholders of the Company approve a Plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 16. General Provisions

         (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

         No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

         (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

         (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

         (d) Securities Act Legend; Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions endorsed thereon and may not be immediately transferable:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act.

         (e) Furnish Information; Each participant shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

         (f) Information Confidential; As partial consideration for the granting of each Award hereunder, the Participant shall agree with the Company that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration that breach in determining whether to recommend the grant of any future Award to that Participant, as a factor militating against the advisability of granting any such future Award to that individual.

SECTION 17. Effective Date of Plan

         The Plan shall become effective upon approval by the board of directors of the Company; however, no Incentive Stock Option shall be granted unless and until the Plan is ratified at a meeting of the stockholders of the Company.

SECTION 18. Governing Law

         This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

ATTEST:

/s/ Delmar Janovec
Delmar Janovec, President

                                                                      Exhibit 23
CLYDE BAILEY P.C.
--------------------------------------------------------------------------------
                                                     Certified Public Accountant
                                                        10924 Vance Jackson #404
                                                        San Antonio, Texas 78230
                                                            (210) 699-1287(ofc.)
                                           (888) 699-1287 / (210) 691-2911 (fax)

                                                                         Member:
                                                     American Institute of CPA's
                                                          Texas Society of CPA's

April 21, 2005

Board of Directors
AmeriResource Technologies, Inc.
3440 E. Russell Road, Suite 217
Las Vegas, Nevada 89120

         RE:  Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

As independent public accountants for AmeriResource Technologies, Inc., a Delaware corporation (the "Company"), we hereby consent to the use of our report included in the annual report of the Company on Form 10-KSB for the year ended December 31, 2004 in the Company's Form S-8 registration statement.

Sincerely,


/s/ Clyde Bailey
Clyde Bailey, P.C.